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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-23691) and the Registration Statements on Form S-8 (Nos. 333-04405, 333-15055, 333-34579 and 333-71724) of TransMontaigne Inc. of our report dated April 24, 2003, relating to the combined financial statements of Coastal Fuels Marketing and subsidiaries and Southeast Marketing Division of El Paso Merchant Energy Petroleum Company as of December 31, 2002 and 2001 and for each of the three years ended December 31, 2002 and which appear in the Current Report on Form 8-K/A of TransMontaigne Inc. dated May 14, 2003.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
May 14, 2003

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CONSENT OF INDEPENDENT ACCOUNTANTS